Exhibit 10.2

EXECUTION VERSION

TRIUMPH GROUP, INC.

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

DATED AS OF NOVEMBER 3, 2004

$80,000,000 SERIES A SENIOR NOTES DUE DECEMBER 2, 2012

$70,000,000 SERIES B SENIOR NOTES DUE DECEMBER 2, 2012

Annexes & Exhibits

Tab 1:	Annex 1	–	Current Noteholders and Principal Amounts

Tab A:	Exhibit A	–	Amendments to Existing Note Purchase Agreement
Tab B:	Exhibit 5.4	–	Form of Fifth Amendment to Credit Agreement

i

TRIUMPH GROUP, INC.

$80,000,000 SERIES A SENIOR NOTES DUE DECEMBER 2, 2012

$70,000,000 SERIES B SENIOR NOTES DUE DECEMBER 2, 2012

AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT

As of November 3, 2004

To each of the Current Noteholders

Named in Annex 1 hereto:

Ladies and Gentlemen:

TRIUMPH GROUP, INC., a Delaware corporation (together with any successors and assigns, the “Company”), hereby agrees with each of you as follows:

1.                                      PRIOR ISSUANCE OF NOTES, ETC.

The Company previously issued and sold (a) eighty million dollars ($80,000,000) in aggregate principal amount of its Series A Senior Notes due December 2, 2012 (as may be amended, restated or otherwise modified from time to time, collectively, the “Series A Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement) and (b) seventy million dollars ($70,000,000) in aggregate principal amount of its Series B Senior Notes due December 2, 2012 (as may be amended, restated or otherwise modified from time to time, collectively, the “Series B Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement) pursuant to those certain separate Note Purchase Agreements, each dated as of November 21, 2002, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 21, 2004 (as in effect immediately prior to giving effect to the amendments provided for herein, collectively, the “Existing Note Purchase Agreement” and, as amended pursuant to this Agreement and as may be further amended, restated or otherwise modified from time to time, collectively, the “Note Purchase Agreement”) between the Company and each of Current Noteholders (as herein after defined). The Series A Notes and the Series B Notes are collectively referred to herein as the “Notes.”  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement after giving effect to the Amendments contemplated by this Agreement.

The entire original aggregate principal amount of the Notes currently remains outstanding.  The register kept by the Company for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the “Current Noteholders”) is currently a holder of the aggregate principal amount of Notes indicated in such Annex 1.

2.                                      REQUEST FOR CONSENT TO AMENDMENTS.

The Company intends to sell certain assets of Triumph Engineered Solutions, Inc., a Delaware corporation, pursuant to Section 10.7 of the Existing Note Purchase Agreement and wind down operations of certain other Subsidiaries and hereby requests that each of the Current Noteholders agree to the amendments (the “Amendments”) to the Existing Note Purchase Agreement provided for by this Agreement.

3.                                      WARRANTIES AND REPRESENTATIONS.

To induce the Current Noteholders to enter into this Agreement and to agree to the Amendments, the Company warrants and represents to the Current Noteholders as follows (it being agreed, however, that nothing in this Section 3 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Existing Note Purchase Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 3, are true and correct in all material respects on and as of the date hereof):

3.1.                            No Material Adverse Change.

Since the date of the most recent audited financial statements provided to you pursuant to Section 7.1(b) of the Existing Note Purchase Agreement, there has been no change in the business operations, profits, financial condition, properties or business prospects of the Company or any Subsidiary except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2.                            Corporate Organization and Authority.

Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and under the Financing Documents.

3.3.                            Legal and Authorized; Obligations are Enforceable.

(a)                                  Legal and No Conflict.  The execution and delivery by the Company and its Subsidiaries of this Agreement and the compliance by the Company and its Subsidiaries with all of the provisions of the Financing Documents to which it is a party are legal and do not violate, conflict with, result in any breach of any of the provisions of, require any consents under, constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon any property of the Company or any Subsidiary under the provisions of,

(i)                                     the charter documents or any other material agreement to which the Company or such Subsidiary is a party or by which it or any of its properties may be bound, or

(ii)                                  any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary.

(b)                                  Obligations of Company are Enforceable.  The execution and delivery of each of this Agreement has been duly authorized by all necessary action on the part of the Company, and this Agreement has been executed and delivered on behalf of the Company by one or more duly authorized officers of the Company, and each of the Financing Documents to which the Company or any Subsidiary is a party constitutes a legal, valid and binding obligation of the Company and such Subsidiary, enforceable against the Company or such Subsidiary in accordance with its respective terms, except that, in each case, the enforceability thereof may be

(i)                                     limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally, and

(ii)                                  subject to the availability of equitable remedies,

and except that certain rights to indemnity and contribution may be limited by applicable law.

3.4.                            Full Disclosure.

Neither the financial statements and other certificates previously provided to the Current Noteholders pursuant to the provisions of the Existing Note Purchase Agreement nor the statements made in this Agreement nor any other written statements furnished by or on behalf of the Company to the Current Noteholders in connection with the proposal and negotiation of the Amendments, taken as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein and herein not misleading.  There is no fact relating to any event or circumstance that has occurred or arisen since the Closing that the Company has not disclosed to the Current Noteholders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.

3.5.                            Governmental Consent.

Neither the nature of the Company, or of any of its businesses or Properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement by the Company, or the performance by the Company of its obligations thereunder, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company in connection with the execution and delivery of this Agreement or the performance by the Company of its obligations under the Financing Documents to which it is a party.

3.6.                            Litigation; Observance of Agreements, Statutes and Orders.

(a)                                  Except as disclosed at the “Lenders Meeting” on October 14, 2004, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)                                  Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

3.7.                            Solvency.

The fair saleable value of the business and assets of each of the Company and each Subsidiary, exceeds, as of the Effective Date, the amount that will be required to pay the probable liabilities of such Person (including subordinated, contingent, unmatured and unliquidated liabilities), on existing debts as they may become absolute and matured.  No such Person, after the Effective Date, will be engaged in any business or transaction, or be about to engage in any business or transaction, for which such Person has unreasonably small capital, and no such Person has any intent to hinder, delay or defraud any entity to which such Person is, or will become indebted, or to incur debts that would be beyond such Person’s ability to pay as they mature.

3.8.                            Intent.

The Company is not entering into the transactions contemplated by this Agreement with any intent to hinder, delay or defraud either current creditors or future creditors of the Company.

3.9.                            No Defaults.

No event has occurred and no condition exists that, upon the execution and delivery of this Agreement would constitute a Default or an Event of Default.

3.10.                     Senior Credit Agreement Amendment Fee.

Other than the .05% (5 basis points) fee payable on or prior to the Effective Date to the Banks, the Company is not paying any other amendment fee or other fee to the Banks, or the Administrative Agent for the benefit of the Banks or the Administrative Agent, in connection with the execution and delivery of the Senior Credit Agreement Amendment.

4.                                      AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.

Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Existing Note Purchase Agreement is hereby amended in the manner specified in Exhibit A to this Agreement.

5.                                      CONDITIONS PRECEDENT.

Each of the Amendments to the Existing Note Purchase Agreement provided for in Section 4 hereof shall become effective on the date (the “Effective Date”) upon which all of the following conditions precedent have been satisfied:

5.1.                            Execution and Delivery of this Agreement.

The Company and the Current Noteholders shall have executed and delivered a counterpart of this Agreement.

5.2.                            Fees and Expenses.

(a)                                  Amendment Fee.  The Company shall have paid on the Effective Date to each Current Noteholder, an amendment fee in an amount equal to the product of (i) the aggregate principal amount of the Notes held by such Current Noteholder outstanding on the Effective Date multiplied by (ii) 0.125% (12.5 basis points). The amendment fee shall have been paid by wire transfer to the account or accounts designated by each such Current Noteholder pursuant to Section 14 of the Existing Note Purchase Agreement.

(b)                                  Amendment Costs and Expenses.  The Company shall have paid on the Effective Date all costs and reasonable expenses of the Current Noteholders relating to this Agreement due on such date in accordance with Section 6.5 hereof (including, without limitation, any reasonable attorney’s fees and disbursements).

5.3.                            Representations and Warranties.

The representations and warranties set forth in Section 3 shall be true and correct as of such date.

5.4.                            Senior Credit Agreement Amendment.

The Current Noteholders (or their special counsel) shall have received a true and correct copy of the executed and effective Fifth Amendment to Credit Agreement (the “Fifth Amendment”) dated as of November 3, 2004 between the Company and PNC Bank, National Association, in its capacity as Administrative Agent and lender, and each of the Banks party thereto, substantially in the form of Exhibit 5.4 hereto and each document delivered to the Administrative Agent and Banks pursuant thereto.

5.5.                            Proceedings Satisfactory.

The Current Noteholders and their special counsel shall have received copies of such documents and papers (whether or not specifically referred to above in this Section 5) as they may have reasonably requested prior to such date and such documents shall be in form and substance satisfactory to them.

6.                                      MISCELLANEOUS.

6.1.                            Effect of Amendments.

This Agreement shall be construed in connection with and as a part of the Existing Note Purchase Agreement and, except as expressly amended by this Agreement, all terms, conditions and covenants contained in the Existing Note Purchase Agreement and the other Financing Documents are hereby ratified and shall be and remain in full force and effect.  Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context otherwise requires.

6.2.                            Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto (including, without limitation, any transferee).  The provisions hereof are intended to be for the benefit of each of the Current Noteholders and shall be enforceable by any successor or assign of such Current Noteholder whether or not an express assignment of rights hereunder shall have been made by such Current Noteholder or its successors or assigns.

6.3.                            Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

6.4.                            Waivers and Amendments.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by each of the parties signatory hereto.

6.5.                            Costs and Expenses.

Whether or not any of the Amendments becomes effective, the Company will promptly (and in any event within ten (10) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Agreement, including, but not limited to, (a) the reasonable cost of reproducing this Agreement and the other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Current Noteholders’ special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Agreement, including, but not limited to, the statement for reasonable fees and disbursements of the Current Noteholders’ special counsel presented to the Company on the Effective Date. The Company will also promptly pay, upon receipt of any statement thereof, each additional statement for reasonable fees and disbursements of the Current Noteholders’ special counsel rendered after the Effective Date in connection with this Agreement.  This Section 6.5 shall not be construed to limit the Company’s obligations under Section 15.1 of the Note Purchase Agreement.

6.6.                            Section Headings, etc.

The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof.  The words “herein,” “hereof,” “hereunder,”

 and “hereto” refer to this Agreement as a whole and not to any particular Section or other subdivision.

6.7.                            Duplicate Originals, Execution in Counterpart.

Two or more originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed in one or more counterparts and shall be effective at the time provided in Section 5 hereof, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.  Delivery of a facsimile of an executed signature page shall be effective as delivery of an original.

6.8.                            Entire Agreement.

This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

[Remainder of page intentionally left blank; next page is signature page.]

If this Agreement is satisfactory to you, please so indicate by signing the applicable acceptance on a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among the Company and you in accordance with its terms.

Very truly yours,

TRIUMPH GROUP, INC.

By:	/s/ John R. Bartholdson
Name:	John R. Bartholdson
Title:	Senior Vice President, CFO & Treasurer

Accepted:

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
By:	New York Life Investment Management LLC,
Its Investment Manager

By:	/s/ Kathleen A. Haberken
Name:	Kathleen A. Haberkern
Title:	Director

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Kathleen A. Haberken
Name:	Kathleen A. Haberkern
Title:	Investment Vice President

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT
By:	New York Life Investment Management LLC,
Its Investment Manager

By:	/s/ KathleenA. Haberken
Name:	Kathleen A. Haberkern
Title:	Director

THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

By:	/s/ Joel Serebransky
Name:	Joel Serebransky
Title:	Investment Officer

[Signature Page to Amendment No. 2 to Note Purchase Agreement]

SECURITY LIFE OF DENVER INSURANCE COMPANY
(as successor by merger to SOUTHLAND LIFE INSURANCE COMPANY)
By:	ING Investment Management LLC, as Agent

By:	/s/ Peter Komarek
Name:	Peter Komarek
Title:	Vice President

SECURITY LIFE OF DENVER INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent

By:	/s/ Peter Komarek
Name:	Peter Komarek
Title:	Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY (f/k/a GOLDEN AMERICAN LIFE INSURANCE COMPANY)
By:	ING Investment Management LLC, as Agent

By:	/s/ Peter Komarek
Name:	Peter Komarek
Title:	Vice President

RELIASTAR LIFE INSURANCE COMPANY
By:	ING Investment Management LLC, as Agent

By:	/s/ Peter Komarek
Name:	Peter Komarek
Title:	Vice President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ Robert D. Erwin
Name:	Robert D. Erwin
Title:	Managing Director

C.M. LIFE INSURANCE COMPANY
By:	Babson Capital Management LLC as Investment Sub-Adviser

By:	/s/ Robert D. Erwin
Name:	Robert D. Erwin
Title:	Managing Director

[Signature Page to Amendment No. 2 to Note Purchase Agreement]

MASSMUTUAL ASIA LIMITED
By:	Babson Capital Management LLC as Investment Adviser

By:	/s/ Robert D. Erwin
Name:	Robert D. Erwin
Title:	Managing Director

HARTFORD FIRE INSURANCE COMPANY
By:	Hartford Investment Services, Inc., its Agent and Attorney-in-Fact

By:	/s/ Ronald A. Mendel
Name:	Ronald A. Mendel
Title:	Managing Director

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY
By:	Hartford Investment Services, Inc., its Agent and Attorney-in-Fact

By:	/s/ Ronald A. Mendel
Name:	Ronald A. Mendel
Title:	Managing Director

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ J.G. Lowery
Name:	J.G. Lowery
Title:	A.V.P., Investments, U.S. Operations

By:	/s/ B.G. Masters
Name:	B.G. Masters
Title:	A.V.P., Investments, U.S. Operations

AMERITAS LIFE INSURANCE CORP.
By:	Ameritas Investment Advisors Inc., as Agent

By:	/s/ Andrew S. White
Name:	Andrew S. White
Title:	Vice President

AMERITAS VARIABLE LIFE INSURANCE COMPANY
By:	Ameritas Investment Advisors Inc., as Agent

By:	/s/ Andrew S. White
Name:	Andrew S. White
Title:	Vice President

[Signature Page to Amendment No. 2 to Note Purchase Agreement]

ACACIA NATIONAL LIFE INSURANCE COMPANY
By:	Ameritas Investment Advisors Inc., as Agent

By:	/s/ Andrew S. White
Name:	Andrew S. White
Title:	Vice President

[Signature Page to Amendment No. 2 to Note Purchase Agreement]

The undersigned Subsidiary Guarantors hereby acknowledge and affirm that the Subsidiary Guaranty and each of the other Financing Documents to which it is a party remains in full force and effect:

ACR INDUSTRIES, INC.
AEROSPACE TECHNOLOGIES, INC.
CBA ACQUISITION, LLC
CHEM-FAB CORPORATION
DV INDUSTRIES, INC.
EFS AEROSPACE, INC.
FRISBY AEROSPACE, LLC
FURST AIRCRAFT, INC.
HTD AEROSPACE, INC.
HYDRO-MILL CO.
LEE AEROSPACE, INC.
NU-TECH BRANDS, INC.
NU-TECH INDUSTRIES, INC.
RALEE ENGINEERING CO.
TRIUMPH AIRBORNE STRUCTURES, INC. (formerly Airborne Nacelle Services, Inc.)
TRIUMPH AVIATIONS INC.
TRIUMPH BRANDS, INC.
TRIUMPH COMPONENTS – SAN DIEGO, INC.
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, INC.
TRIUMPH ENGINEERED SOLUTIONS, INC.
TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GROUP ACQUISITION CORP.
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
THE TRIUMPH GROUP OPERATIONS HOLDINGS, INC.
THE TRIUMPH GROUP OPERATIONS, INC.
TRIUMPH/JDC COMPANY
TRIUMPH PRECISION CASTINGS CO.
TRIUMPH THERMAL SYSTEMS, INC.
TRIUMPH TURBINE SERVICES, INC.

By:	/s/ John R. Bartholdson
Name: John R. Bartholdson
Title: Vice President and Treasurer

CBA MARINE SAS
CONSTRUCTIONS BREVETEES D’ALFORTIVELLE SAS
MGP HOLDING SAS
TRIUMPH AIR REPAIR (EUROPE) LIMITED
TRIUMPH CONTROLS (EUROPE) SAS

By:	/s/ John R. Bartholdson
Name:	John R. Bartholdson
Title:	Director

[Signature Page to Amendment No. 2 to Note Purchase Agreement]

Annex 1

Current Noteholders and Principal Amounts

Name of Current Noteholder	Principal Amount of Notes Held
New York Life Insurance and Annuity Corporation	$11,000,000
$10,000,000
New York Life Insurance Company	$10,000,000
$8,500,000
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account	$500,000
The Equitable Life Assurance Society of the United States	$15,000,000
$10,000,000
Security Life of Denver Insurance Company (as successor by merger to Southland Life Insurance Company)	$10,000,000
Security Life of Denver Insurance Company	$10,000,000
ING USA Annuity and Life Insurance Company (f/k/a Golden American Life Insurance Company)	$10,000,000
ReliaStar Life Insurance Company	$7,000,000
Massachusetts Mutual Life Insurance Company	$2,800,000
$3,500,000
$3,100,000
$2,750,000
$1,200,000
$1,000,000
$800,000
C.M. Life Insurance Company	$1,800,000
$2,750,000
Gerlach & Co. (c/o MassMutual Asia Limited)	$300,000
Hartford Fire Insurance Company	$10,000,000
Hartford Life and Accident Insurance Company	$10,000,000
J. Romeo & Co. (c/o The Canada Life Assurance Company)	$3,000,000
$2,000,000
Ameritas Life Insurance Corp.	$1,000,000
Ameritas Variable Life Insurance Company	$1,000,000
Salkeld & Co. (c/o Acacia National Life Insurance Company)	$1,000,000
Total Outstanding	$150,000,000

1

EXHIBIT A

AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT

1.                                       Section 8.1 of the Existing Note Purchase Agreement is hereby amended by adding a new clause (c) immediately following the existing clause (b) to read as follows:

(c)                                  Offer to Prepay Upon any Specified Asset Sale.

(i)                                     Notice and Offer.  Upon the occurrence of any Specified Asset Sale, the Company will, within twenty (20) days of the occurrence of such Specified Asset Sale give written notice of such Specified Asset Sale to each holder of Notes.  Such written notice shall contain, and such written notice shall constitute, an irrevocable offer (the “Specified Asset Sale Prepayment Offer”) to prepay, at the election of each holder, a portion of the Notes held by such holder equal to such holder’s Specified Asset Sale Ratable Portion of the Net Proceeds Amount in respect of such Specified Asset Sale on a date specified in such notice (the “Specified Asset Sale Prepayment Date”) that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice, together with interest on the amount to be so prepaid accrued to the Specified Asset Sale Prepayment Date.  If the Specified Asset Sale Prepayment Date shall not be specified in such notice, the Specified Asset Sale Prepayment Date shall be the fortieth (40th) day after the date of such notice.

(ii)                                  Acceptance; Rejection.  To accept such Specified Asset Sale Prepayment Offer, a holder of Notes shall cause a written notice of such acceptance to be delivered to the Company not later than twenty (20) days after the date of such written notice from the Company (the failure to accept such offer in writing within twenty (20) days after the date of such written notice shall be deemed to constitute a rejection of the Specified Asset Sale Prepayment Offer).  If so accepted by any holder of a Note, such offered prepayment (equal to or not less than such holder’s Specified Asset Sale Ratable Portion of the Net Proceeds Amount in respect of such Specified Asset Sale Prepayment Transfer) shall be due and payable on the Specified Asset Sale Prepayment Date.  Within three (3) Business Days after the end of such twenty (20) day period, the Company shall offer, in writing, to each holder of Notes that shall have accepted its offer to prepay made pursuant to this Section 8.1(c), to prepay on such Specified Asset Sale Prepayment Date an additional portion of such holder’s Notes as provided in Section 8.1(c)(i) in a principal amount equal to its ratable share (based upon the ratio of outstanding principal amount of Notes held by such holder at such time to the aggregate outstanding principal amount of Notes held at such time by all holders which have also accepted their respective offers to prepay made pursuant to this Section 8.1(c)) of the portion of the Net Proceeds Amount of such Specified Asset Sale as to which such offers to prepay was rejected or deemed rejected (a “Remnant Specified Asset Sale Prepayment Offer”).  To accept any Remnant Specified Asset Sale Prepayment Offer under this Section 8.1(c)(ii), a holder of Notes shall cause a written notice of such acceptance to be delivered to the Company not later than eight (8) days after the date of receipt by such holder of such Remnant Specified Asset Sale Prepayment Offer (it being understood that the failure by a holder to accept such Remnant Specified Asset Sale Prepayment Offer as provided herein prior to the end of such eight-day period shall be deemed to constitute a rejection of said Remnant Specified Asset Sale Prepayment Offer, and that any Remnant Specified Asset Sale Prepayment Offer so rejected shall be reoffered, in the same manner, pro rata, to any other holders which have accepted their respective offers of the applicable Remnant Specified Asset Sale Prepayment Offers).

(iii)                               Prepayment.

Each prepayment of Notes pursuant to this Section 8.1(c) shall be made at one hundred percent (100%) of the principal amount of such Notes being so prepaid, at par, together with interest on such principal amount then being prepaid accrued to the Specified Asset Sale Prepayment Date.  The prepayment shall be made on the Specified Asset Sale Prepayment Date

(iv)                              Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.1(c) shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (A) the Specified Asset Sale Prepayment Date, (B) the Net Proceeds Amount in respect of the applicable Specified Asset Sale Prepayment Transfer, (C) that such offer is being made pursuant to Section 8.1(c), (D) the principal amount of each Note offered to be prepaid, (E) the interest that would be due on each Note offered to be prepaid, accrued to the Specified Asset Sale Prepayment Date, and (F) in reasonable detail, the nature of the Transfer giving rise to such Specified Asset Sale Prepayment Transfer and certifying that no Default or Event of Default exists or would exist after giving effect to the prepayment contemplated by such offer.

(v)                                 Notice Concerning Status of Holders of Notes.  Promptly after each Specified Asset Sale Prepayment Date and the making of all prepayments contemplated on such Specified Asset Sale Prepayment Date under this Section 8.1(c) (and, in any event, within thirty (30) days thereafter), the Company shall deliver to each holder of Notes a certificate signed by a Senior Financial Officer of the Company containing a list of the then current holders of Notes (together with their addresses) and setting forth as to each such holder the outstanding principal amount of Notes held by such holder at such time.”

2.                                       Incorporation by Reference of Covenants in the Credit Agreement (New Section 10.13).

A new Section 10.13 is hereby added to the Existing Note Purchase Agreement to follow immediately after Section 10.12 and to read as follows:

“10.13               Incorporation by Reference of Covenants in the Credit Agreement.

(a)                                  Incorporation by Reference

The text of each of the following sections listed in the grid below contained in the Credit Agreement is hereby incorporated by reference in this Section 10.13.  All capitalized terms used directly or indirectly in the Incorporated Covenants (as defined below) and defined in the Credit Agreement are hereby incorporated by reference in this Agreement for the sole purpose of this Section 10.13 for the purpose of giving the same meaning to the Incorporated Covenants herein as are given to such Incorporated Covenants in the Credit Agreement (the text of the three sections listed in the grid below, together with all such capitalized terms and other terms that bear on the meaning of such text, shall be referred to collectively as the “Incorporated Covenants”).

Section (of the Credit Agreement)	Title
7.2.17	Maximum Total Indebtedness to EBITDA Ratio
7.2.21	Minimum Consolidated Adjusted EBITDA

(b)                                 Waivers of, or Amendments to, Incorporated Covenants.

In the event of any waiver of any Incorporated Covenant by the parties to the Credit Agreement after the Second Amendment Effective Date, such waiver shall not be effective as a waiver of such Incorporated Covenant hereunder.  In the event of any amendment, modification or other change to any Incorporated Covenant in the Credit Agreement (including any amendment, modification or change that has a direct or an indirect effect of changing an Incorporated Covenant) (collectively a “Credit Agreement Amendment”):

(1)                                  the Company shall deliver written notice of such Credit Agreement Amendment to the holder of Notes within three (3) Business Days after the effective date thereof,

(2)                                  such Credit Agreement Amendment shall not be effective hereunder and shall not apply to the provisions incorporated by reference herein unless the Required Holders shall in their sole discretion elect to incorporate by reference the changes made by the Credit Agreement Amendment into this Section 6.13 by written notice to the Company.

(c)                                  Reporting of Compliance Under the Incorporated Covenants.

The Company shall deliver to the holder of Notes, simultaneously with its delivery to the holders of the Administrative Agent and Banks or other Persons under the Credit Agreement, copies of each certificate of a Senior Financial Officer delivered to such holder pursuant to the Credit Agreement and any other notices delivered to Administrative Agent or any Bank evidencing or addressing compliance (or failures of compliance) by the Company with the Incorporated Covenants.

3.                                       The last sentence of Section 17.1 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“None of the Collateral shall be released, and none of the Financing Documents shall be amended to provide for any such release or the release of any Subsidiary

Guarantor from its obligations under the Subsidiary Guaranty or any other Financing Document to which any such Subsidiary Guarantor is a party, without the consent of the holders of all outstanding Notes and so long as the Banks have agreed to such release, except as provided by the definition of “Security Event” and except for any such release or amendment in connection with an Asset Disposition as provided in Section 4(a)(2) of the Intercreditor Agreement, and the parties acknowledge that any assets sold pursuant to Section 10.7 (and in accordance with Section 4(a)(2) of the Intercreditor Agreement) are sold free and clear of, and the purchaser thereof does not assume any obligations of the seller to the holders of the Notes hereunder.”

4.                                       The following definitions are hereby added to Schedule B of the Existing Note Purchase Agreement in their proper alphabetical order:

““Remnant Specified Asset Sale Prepayment Offer” is defined in Section 8.1(c)(ii).”

““Second Amendment Agreement” means that certain Amendment No. 2 to Note Purchase Agreement, dated as of November 3, 2004, by and among the Company and each of the Persons listed on Annex 1 thereto.”

““Second Amendment Effective Date” means the “Effective Date” as defined in the Second Amendment Agreement.”

““Specified Asset Sale Ratable Portion” means, for any Note in connection with any Specified Asset Sale an amount equal to the product of (a) the Net Proceeds Amount of such Specified Asset Sale multiplied by (b) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of all Notes.

““Specified Asset Sales” means, either, (i) the sale of TriWestern Metals Company, or (ii) the sale or divestiture of the operations of any one or more of Triumph Engineered Solutions, Inc., Triumph Turbine Services, Inc. and Triumph Air Repair (Europe) Limited, provided, however, with respect to Triumph Turbine Services, Inc. and Triumph Air Repair (Europe) Limited such sale or distribution shall only be a Specified Asset Sale if the aggregate Net Proceeds Amount with respect to the sale of each such Subsidiary exceeds $1,500,000.”

““Specified Asset Sale Prepayment Date” is defined in Section 8.1(c)(i).”

““Specified Asset Sale Prepayment Offer” is defined in Section 8.1(c)(i).”

5.                                       The definition of “Consolidated EBITDA” in Schedule B of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Consolidated EBITDA” means, for any period of determination, Consolidated Net Income (before extraordinary items) for such period, plus (a) the amount of income tax expense, interest expense, depreciation and amortization expense deducted from earnings in determining such Consolidated Net Income, plus (b) for any period of determination that includes the fiscal quarter ended December 31, 2003 (including the computation made in connection with the acquisition of Rolls Royce Gear Systems, Inc.) nonrecurring non-cash charges resulting from the evaluation by the Company and certain of its Subsidiaries of current and future opportunities with the industrial gas turbine industry incurred in such fiscal quarter and deducted from earnings in determining Consolidated Net Income to the extent that the amount of such charges do not exceed $8,000,000, plus (c) the Permitted Non-Recurring Expense Adjustment (if such period of determination includes the fiscal quarters ending March 31, 2004, June 30, 2004, September 30, 2004 or December 31, 2004), plus (d) nonrecurring non-cash charges resulting from the sale of TriWestern Metals Company to the extent that the amount of such charges do not exceed $7,500,000 and to the extent such charges are taken on or prior to December 31, 2005.

6.                                       The definition of “Consolidated Income Available for Fixed Charges” in Schedule B of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Consolidated Income Available for Fixed Charges” means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges, (b) taxes imposed on or measured by income or excess profits, (c) for any period of determination that includes the fiscal quarter ended December 31, 2003 (including the computation made in connection with the acquisition of Rolls Royce Gear Systems, Inc.) nonrecurring non-cash charges resulting from the evaluation by the Company and certain of its Subsidiaries of current and future opportunities with the industrial gas turbine industry incurred in such fiscal quarter and deducted from earnings in determining Consolidated Net Income to the extent that the amount of such charges do not exceed $8,000,000, (d) the Permitted Non-Recurring Expense Adjustment (if such period of determination includes the fiscal quarters ending March 31, 2004, June 30, 2004, September 30, 2004 or December 31, 2004), (e) nonrecurring non-cash charges resulting from the sale of TriWestern Metals Company to the extent that the amount of such charges do not exceed $7,500,000 and to the extent such charges are taken on or prior to December 31, 2005.

7.                                       The definition of “Credit Agreement” and “Debt Prepayment Application in Schedule B of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

““Credit Agreement” means that certain Amended and Restated Credit Agreement, dated October 16, 2000, among the Company and PNC Bank, National Association, in its capacity as Administrative Agent and lender, and each of the Banks party thereto from time to time, as heretofore amended and as may be further amended from time to time.”

““Debt Prepayment Application” means, with respect to any Transfer of property (other than a Specified Asset Sale), the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt (other than Senior Funded Debt owing to the

Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt), provided that, prior to making such payment of Senior Funded Debt, the Company or its Subsidiaries shall apply the cash portion of any proceeds received at the time of such Transfer to Senior Funded Debt secured by Liens on property of the Company or any Subsidiary up to an amount equal to, but not in excess of, the Fair Market Value of the property subject to such Lien, provided further that in the course of making such application the Company shall prepay each outstanding Note in accordance with Section 8.2 in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note.”